SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549


                                FORM 8-K/A

                              CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): December 9, 1999



                         HVIDE MARINE INCORPORATED
             (Exact name of registrant as specified in its charter)



     Delaware                     0-28732                     65-0966399
   (State or other            (Commission File              (IRS Employer
     jurisdiction of               Number)                  Identification No.)
     incorporation)



      2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida     33316
            (Address of principal executive offices)               (Zip Code)



          Registrant's telephone number, including area code: 954.524.4200



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         Item 3 of the  Company's  Current  Report on Form 8-K,  dated and filed with the Securities and Exchange Commission on December 27, 1999, is hereby amended, modified and restated in its entirety as follows:

Item 3.  Bankruptcy or Receivership.

         On December 9, 1999, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") confirmed the First Amended Joint Plan of Reorganization (the "Plan") proposed by Hvide Marine Incorporated (the "Company") and its subsidiary and affiliate debtors in their proceedings under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") (Case No. 99-3024(PJW)). For additional information, see the Company's Current Reports on Form 8-K dated September 21 and October 12, 1999, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (the "Third Quarter 10-Q").

         The Plan provides that holders of the Company's 83/8% Senior Notes due 2008 will exchange their Senior Notes for 9,800,000 shares of common stock of the reorganized Company ("Reorganized HMI"), representing 98% of its common equity; holders of the Trust Convertible Preferred Securities issued by a subsidiary of the Company will receive 200,000 shares of common stock of Reorganized HMI, representing 2% of its common equity, as well as warrants to purchase an additional 125,000 shares; and holders of the Company's Common Stock will receive warrants to purchase 125,000 shares of common stock of Reorganized HMI. The warrants will be exercisable at $38.49 per share and will have a term of four years. In addition, warrants to purchase 6.75% of the common stock of Reorganized HMI, that are exercisable at a nominal purchase price for a term of seven and one-half years, were issued to purchasers of the Company's new senior secured second lien notes as described below. The Plan also provides that general and trade creditors will be paid in full.

         Consummation of the Plan is subject to various conditions that are required to be satisfied or waived prior to 60 days following the December 9, 1999 confirmation of the Plan by the Bankruptcy Court. However, there can be no assurance that the Plan will be consummated, by that time or at all.

         The above discussion is qualified in its entirety by reference to the Plan (including the Supplement thereto appended to the Order of the Bankruptcy Court filed as an exhibit to the Company's Current Report on Form 8-K dated December 27, 1999, and incorporated by reference herein).

         As required by the Plan, the Company has obtained exit financing facilities totaling $310.5 million from a group of financial institutions led by Deutsche Bank Securities, Inc. The closing of such financing occurred on December 15, 1999. The facilities consist of $200 million in term loans, a $25 million revolving credit facility (the "Bank Facilities"), and $85.5 million of the Company's 12 1/2% Senior Secured Notes due 2007 (the "Notes"). A portion of the proceeds from these facilities was used to refinance borrowings under the Company's debtor-in-possession credit facility and to pay administrative and other fees and expenses, and the balance of the proceeds will be used for future working capital.

         The terms of the Bank Facilities are set forth in a Credit Agreement dated December 15, 1999, among the Company, Deutsche Bank Securities, Inc. acting as Lead Arranger and Book Manager, Bankers Trust Company acting as the Administrative Agent, MeesPierson Capital Corp. acting as the Syndication Agent





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and  Co-Arranger and various  persons as Lenders (the "Credit  Agreement").  The
Credit Agreement provides for an A, B and C Term Loan Facility and a Revolving Loan Facility, in the amounts of $75 million, $30 million, $95 million and $25 million, respectively. Pursuant to the Credit Agreement, the A, B and C Term Loan Facilities must be reduced in accordance with amortization schedules of 5, 6 and 7 years, respectively, and the Revolving Loan Facility will mature 5 years from the effective date of the Plan.

         The interest rate for borrowings under the Credit Agreement is set from time to time at the Company's option (subject to certain conditions set forth in the Credit Agreement) at either: (i) the higher of the rate that the Administrative Agent announces from time to time as its prime lending rate and 1/2 of 1% in excess of the overnight federal funds rate, plus a margin ranging from 2.25% to 4.25% (referred to in the Credit Agreement as the Base Rate), or
(ii) a rate based on a percentage (determined by certain reserve requirements of the Federal Reserve System) of the Administrative Agent's quotation to first-class banks in the New York interbank Eurodollar market for dollar deposits, plus a margin ranging from 3.25% to 4.25% (referred to in the Credit Agreement as the Eurodollar Rate). Borrowings under the Credit Agreement are secured by first priority perfected security interests in substantially all of the stock or equity interests of the Company's subsidiaries and by first priority perfected security interests in substantially all other tangible and intangible assets of the Company and its subsidiaries. In addition, substantially all of the Company's direct and indirect subsidiaries have guaranteed the Company's obligations under the Credit Agreement. The Credit Agreement contains customary covenants that require the Company, among other things, to meet certain financial ratios and that prohibit the Company from taking certain actions and entering into certain transactions. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which was filed as an exhibit to the Company's Current Report on Form 8-K dated December 27, 1999.

         The Notes are senior obligations of the Company that are secured by a second priority lien on the property, plant and equipment that secures the Credit Agreement. The Notes are unconditionally guaranteed by all of the Company's direct and indirect subsidiaries that have guaranteed the Credit Agreement. The Notes were issued at 90% of their face value for gross proceeds of $85.5 million. The Notes were issued pursuant to an Indenture dated December 15, 1999, among the Company, the subsidiary guarantors, State Street Bank and Trust Company as Trustee and Bankers Trust Company as the Collateral Agent (the "Indenture"). The Indenture contains certain customary covenants that, among other things, restricts the Company in connection with the incurrence of additional indebtedness, asset sales, mergers and transactions with affiliates. The foregoing descriptions of the Notes and the Indenture are qualified in their entirety by reference to the Indenture, which was filed as an exhibit to the Company's Current Report on Form 8-K dated December 27, 1999. As consideration for the purchase of the Notes and as compensation for certain advisory fees, the Company issued warrants to the purchasers of the Notes to purchase 6.75% of the common stock of Reorganized HMI at an exercise price of $.01 for a term of seven and one-half years. The Company also agreed to register for resale the Notes and the common stock underlying the warrants.

         Information regarding the number of shares of the Company outstanding appears in the Plan (filed as an exhibit to the Third Quarter 10-Q), which is incorporated by reference herein. No shares of the Company or of Reorganized HMI have been or are to be reserved for future issuance in respect of claims and interests filed and allowed under the Plan. Information as to the assets and liabilities of the Company appears in the Plan and in the Third Quarter 10-Q.






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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         The following is being filed as an exhibit to this Report:

          4.1* Indenture for the 12 1/2% Senior Secured Notes due 2007, dated December 15, 1999 among Hvide Marine Incorporated as the Issuer, the Subsidiary Guarantors named therein, State Street Bank and Trust Company as the Trustee and Bankers Trust Company as the Collateral Agent.

         4.2* Warrant Agreement, dated December 15, 1999, between Hvide Marine Incorporated and State Street Bank and Trust Company as Warrant Agent.

         10.1* Credit Agreement, dated December 15, 1999, among Hvide Marine Incorporated, Bankers Trust Company as Administrative Agent, Deutsche Bank Securities Inc. as Lead Arranger and Book
                  Manager, Meespierson Capital Corp. as Syndication Agent and Co-Arranger and the various persons from time to time parties to the agreement as Lenders.

         10.2* Common Stock Registration Rights Agreement, dated December 15, 1999, among Hvide Marine Incorporated, Bankers Trust
                  Corporation and Great American Life Insurance Company, Great American Insurance Company, New Energy Corp., American Empire Surplus Lines Insurance Company, Worldwide Insurance Company and American National Fire Insurance Company as Purchasers.

         10.3* Registration Rights Agreement for the 12 1/2% Senior Secured Notes due 2007, dated December 15, 1999, among Hvide Marine Incorporated, Bankers Trust Corporation and Great American Life Insurance Company, Great American Insurance Company, New Energy Corp., American Empire Surplus Lines Insurance Company, Worldwide Insurance Company and American National Fire Insurance Company as Purchasers.

         99.1* Order, dated December 9, 1999, of the United States Bankruptcy Court for the District of Delaware, confirming the First Amended Joint Plan of Reorganization in In re: Hvide Marine Incorporated, et al., Case No. 99-3024 (PJW), including the Supplement to such Plan.



* Filed as an exhibit to the Company's Current Report on Form 8-K dated December 27, 1999.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed by the undersigned thereunto duly authorized.


                                         HVIDE MARINE INCORPORATED
                                                (Registrant)



                                         By: /s/ John H. Blankley
                                                John H. Blankley
                                             Executive Vice President and
                                                Chief Financial Officer

Dated: December 30, 1999